UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2005

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 3, 2005, AMERIGROUP Corporation issued a press release announcing that we had completed our acquisition of all of the outstanding capital stock of CarePlus, LLC, a New York limited liability company (CarePlus) through the merger of our wholly-owned acquisition subsidiary into and with CarePlus, resulting in CarePlus becoming our wholly-owned subsidiary. CarePlus operates as CarePlus Health Plan in New York City and provides services to members covered by New York State’s Medicaid, Child Health Plus and Family Health Plus programs. CarePlus’ service area includes New York City (Brooklyn, Manhattan, Queens, and Staten Island) and Putnam County, New York. The acquisition, which was effective as of January 1, 2005, added approximately 115,000 members in New York.

Under the terms of the merger agreement, we paid the stockholders $126 million in cash for their membership interests. CarePlus deposited $2 million into an escrow account that will be held for not less than twenty-four months to protect us against certain pre-closing liabilities. The purchase price was funded through available unregulated cash. We may pay an additional $4 million of purchase consideration in the event CarePlus receives approval from and a contract with the State of New York to conduct a long term care business in the State of New York and enrolls membership in the business by January 1, 2007. We may pay up to an additional $10 million in purchase consideration if CarePlus meets certain earnings thresholds during the next twelve months. Up to $7 million of the additional purchase consideration, if earned, plus additional purchase consideration in the event CarePlus’s final audited net worth on December 31, 2004 (the "Closing Net Worth") exceeds $20 million, will be deposited into an escrow account. The audit of the Closing Net Worth will occur within 90 days. The total amount deposited into the escrow account will not exceed $11 million.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

January 6, 2005	By:	E. Paul Dunn, Jr.

Name: E. Paul Dunn, Jr.
Title: EVP and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.47	Closing Agreement dated January 3, 2005, between CarePlus, LLC and AMERIGROUP Corporation.
99.1	Press Release, dated January 3, 2005 by AMERIGROUP Corporation.